Exhibit 8.2

                (Letterhead of Silver, Freedman & Taff, L.L.P.)

                                January 20, 1998


Board of Directors
Charter Financial, Inc.
114 West Broadway
Sparta, Illinois 62286-1683

         Re: Federal Income Tax Consequences Arising From the Merger Contemplated By That Certain Agreement
                  And Plan of Merger By And Between Charter
                  Financial, Inc. and Magna Group, Inc. dated
                  November 19, 1997 (the "Agreement)

Ladies and Gentlemen:

         In connection with the Form S-4 Registration Statement/Prospectus Proxy Statement filed by Magna with the SEC pursuant to the Agreement, set forth hereinbelow is this firm's opinion relating to certain federal income tax consequences applicable to the Merger contemplated by the Agreement. Capitalized terms used herein which are not expressly defined herein shall have the meaning assigned to them in the Agreement.

                                      FACTS

         Magna is a stock corporation organized and existing under the laws of the State of Delaware. Merger Sub is a stock corporation organized and existing under the laws of the State of Delaware, is a first-tier wholly owned subsidiary of Magna and was formed for the sole purpose of facilitating the Merger. Magna's principal business consists of lending and deposit taking activities through one or more banking subsidiaries.

         Charter is a stock corporation organized and existing under the laws of the State of Delaware. Charter's principal business consists of lending and deposit taking activities through Charter Bank, S.B., an Illinois chartered savings bank.

         Pursuant to the Agreement, it is proposed that the Merger will be implemented through the merger of Charter with and into Merger Sub. In the Merger all of the outstanding Charter Common Stock will be exchanged solely for Magna Common Stock or cash in lieu of fractional share interests.


                                   ASSUMPTIONS

         A. The Merger will be implemented strictly in accordance with the terms of the Agreement and will constitute a statutory merger.

         B. All conditions precedent contained in the Agreement shall be performed or waived prior to the Effective Time.

         C. The representations of Charter and Magna made in their respective tax representation letters to us, in the form of Exhibits A and B hereto, shall be true and correct as of the Effective Time.

         D. All of the stockholders of Charter are citizens of the United States of America.

Boards of Directors
January 20, 1998
Page 2
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                                    OPINIONS

         Subject to the foregoing and to the conditions and limitations expressed elsewhere herein, we are of the opinion that for federal income tax purposes:

         1. the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code by virtue of Section 368(a)(2)(D) of the Code and Magna, Merger Sub and Charter will each be a party to the reorganization;

         2. except as provided in paragraph 4 below, no gain or loss will be recognized by any stockholder of Charter upon the exchange of Charter Common Stock solely for Magna Common Stock in the Merger, and the basis of the Magna Common Stock received by each stockholder of Charter who exchanges Charter Common Stock solely for Magna Common Stock in the Merger will be the same as the basis of the Charter Common Stock surrendered and exchanged therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Magna Common Stock);

         3. the holding period of the Magna Common Stock received by a stockholder of Charter in the Merger will include the holding period of the Charter Common Stock surrendered and exchanged therefor, provided that such shares of Charter Common Stock were held as a capital asset by such stockholder at the Effective Time; and

         4. the cash received by a Charter stockholder in lieu of a fractional share interest of Magna Common Stock as part of the Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Magna Common Stock which such stockholder would otherwise be entitled to receive and will qualify as a capital gain or loss (assuming the Charter Common Stock was a capital asset in such stockholder's hands at the Effective Time).

         The foregoing opinion reflects our legal judgment based upon the facts and assumptions presented herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or any court of competent jurisdiction will agree with this opinion.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter in such Registration Statement.

                                           Very truly yours,

                                          /s/ Silver, Freedman & Taff, L.L.P.

                                           SILVER, FREEDMAN & TAFF, L.L.P.

                                                      Exhibit A

                              REPRESENTATION LETTER

         The undersigned, John A. Becker, Chairman of the Board, President, and Chief Executive Officer of Charter Financial, Inc. ("Charter") HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and between Charter and Magna Group, Inc. ("Magna") dated November 19, 1997 (the "Agreement") including the schedules and exhibits thereto and (b) I am aware that this Representation Letter will be relied on by Silver, Freedman and Taff, L.L.P. in rendering its tax opinion to the Board of Directors of Charter pursuant to the Agreement and also in connection with filings with the SEC and regulatory authorities relating to the transactions contemplated by the Agreement. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement.

         The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF CHARTER, that:

         (1) As of the date hereof, the facts which relate to the transactions contemplated by the Agreement, insofar as such facts pertain to Charter and its subsidiaries, are true, correct and complete and, insofar as such facts pertain to Magna and its subsidiaries, the management of Charter has no reason to believe that such facts are untrue, incorrect and incomplete.

         (2) The Merger will be carried out strictly in accordance with the Agreement.

         (3) The aggregate fair market value of the consideration to be received in the Merger by each holder of Charter Common Stock will be approximately equal to the aggregate fair market value of the Charter Common Stock surrendered in exchange therefor, as determined by arm's length negotiations between Charter and Magna. No holder of Charter Common Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Magna Common Stock and cash paid in lieu of a fractional share of Magna Common Stock.

         (4) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the Charter Common Stock and, to the best knowledge of management of Charter, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Charter Common Stock to sell, exchange or otherwise dispose of a number of shares of Magna Common Stock received by such holders in the Merger that would reduce such holders' ownership of Magna Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding Charter Common Stock as of the same date. For purposes of this representation, shares of Charter Common Stock exchanged for cash or other property, or exchanged for cash in lieu of fractional shares of Magna Common Stock, will be treated as outstanding at the Effective Time. Moreover, all shares of Charter Common Stock and shares of Magna Common Stock held by Charter stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Time will be taken into account in making this representation.

         (5) The liabilities of Charter were incurred in the ordinary course of business.

         (6) No assets of Charter have been or will be sold, transferred or otherwise disposed of prior to the Effective Time which would prevent Merger Sub upon consummation of the Merger from continuing the historic business of Charter or from using a significant portion of Charter's historic business assets in a business following the Merger. To the best knowledge of management of Charter, neither Magna nor Merger Sub has any plan or intention to sell, exchange, distribute, transfer or otherwise dispose of, except in the ordinary course of business and except for transfers permitted by Section 368(a)(2)(C) of the Code, any of Charter's assets to be acquired by Merger Sub in the Merger.

         (7) Charter and the stockholders of Charter will each pay their own expenses incurred in connection with the Merger.

         (8) Charter has not paid and will not pay (and has not reimbursed and will not reimburse), directly or indirectly, any expenses incurred by any holder of Charter Common Stock in connection with the Merger or any related transactions. Charter has not agreed to assume and will not directly or indirectly assume any expense or other liability, whether fixed or contingent, of any holder of Charter Common Stock.

         (9)  Charter  is not an  "investment  company"  within  the  meaning of
Section 368(a)(2)(F) of the Code or a real estate investment trust within the meaning of Section 856 of the Code.

         (10) Charter is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (11) The payment in the Merger of cash in lieu of fractional shares of Magna Common Stock is solely for the purpose of avoiding the expense and inconvenience to Magna of issuing fractional shares of Magna Common Stock and does not represent separately bargained for consideration.

         (12) At the Effective Time, the total fair market value of the Charter assets will exceed the total liabilities of Charter.

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

         (13) No compensation received by any stockholder of Charter who is an employee of Charter or its subsidiaries is or will be separate consideration for, or allocable to, any of his shares of Charter Common Stock. None of the shares of Magna Common Stock received by any stockholder of Charter who is an employee of Charter or any of its subsidiaries is or will be separate consideration for, or allocable to, any employment, consulting or other similar arrangement. The compensation paid to each stockholder of Charter who is an employee of Charter or any of its subsidiaries is and will be for services actually rendered and is an amount commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         (14) No indebtedness between Charter or any of its subsidiaries, on the one hand, and Magna or any of its subsidiaries, on the other hand, exists or will exist prior to the Effective Time that (a) was issued or acquired at a discount or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Section 453 B of the Code) between Charter or its subsidiaries, on the one hand, and Magna or its subsidiaries, on the other hand, exists or will exist prior to the Effective Time that will be extinguished as a result of any of the transactions contemplated by the Agreement.

         (15) Charter has not redeemed any Charter Common Stock, made any distribution with respect to Charter Common Stock or disposed of any of its assets in anticipation of or as part of the Merger.

         (16) Except for outstanding options referred to in the Agreement, there exists no options, warrants, convertible securities or other rights to acquire Charter stock.

         (17) No shares of Charter Common Stock are held by any affiliate of Charter except as disclosed in Charter's most recent annual report on Form 10-K.

         (18) During the five-year period ending at the Effective Time, neither Magna nor any affiliate of Magna has owned or owns, beneficially or of record, any stock or securities of Charter or any predecessor thereof or any instruments giving any of them the right to acquire any such stock or securities except as disclosed in the Prospectus Proxy Statement.

         (19) To the best knowledge of management of Charter, neither Magna nor any affiliate of Magna intends to acquire or redeem by purchase or otherwise acquire any of the shares of Magna Common Stock to be issued pursuant to the Merger, (except pursuant to the ordinary operation of a stock repurchase program that may be implemented by Magna to acquire its shares in the open market) or to make any distributions with respect to such stock, other than regular, periodic dividends.

         (20) In the Merger, Charter will transfer to Merger Sub assets representing at least 90 percent of the fair market value of Charter's net assets and at least 70 percent of the fair market value of Charter's gross assets held immediately prior to the Merger. For purposes of this representation, assets used (i) to pay reorganization expenses, (ii) for redemptions and distributions (excluding normal, regular dividends paid by Charter) and (iii) to pay other amounts, if any, incurred in connection with the Merger will be included as assets immediately prior to the consummation of the Merger.

         (21) To the best knowledge of management of Charter, Magna has no plan or intention to liquidate Merger Sub, to merge Merger Sub into another corporation, or to sell or otherwise dispose of any of the capital stock of Merger Sub.

         The undersigned agrees to promptly and timely notify Silver, Freedman and Taff, L.L.P. if he has any reason to believe that any of the above representations are untrue, incorrect or incomplete.

         This Representation Letter is hereby executed on the 20th day of January, 1998.



                                               /s/ John A. Becker
                                        By:    John A. Becker
                                               Chairman of the Board, President
                                               and Chief Executive Officer

                                                                      Exhibit B

                              REPRESENTATION LETTER

         The  undersigned,  ___________________,  ___________________  of  Magna
Group, Inc. ("Magna") HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and between Magna and Charter Financial, Inc. ("Charter") dated November 19, 1997 (the "Agreement") including the schedules and exhibits thereto and (b) I am aware that this Representation Letter will be relied on by Silver, Freedman and Taff, L.L.P. in rendering its tax opinion to the Board of Directors of Charter pursuant to the Agreement and also in connection with filings with the SEC and regulatory authorities relating to the transactions contemplated by the Agreement. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement.

         The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF MAGNA, that:

         (1) As of the date hereof, the facts which relate to the transactions contemplated by the Agreement, insofar as such facts pertain to Magna and its subsidiaries, are true, correct and complete and, insofar as such facts pertain to Charter and its subsidiaries, the management of Magna has no reason to believe that such facts are untrue, incorrect and incomplete.

         (2) The Merger will be carried out strictly in accordance with the Agreement.

         (3) The aggregate fair market value of the consideration to be received in the Merger by each holder of Charter Common Stock will be approximately equal to the aggregate fair market value of the Charter Common Stock surrendered in exchange therefor, as determined by arm's length negotiations between Magna and Charter. No holder of Charter Common Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Magna Common Stock and cash paid in lieu of a fractional share of Magna Common Stock.

         (4) The management of Magna is not aware of any plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the Charter Common Stock or on the part of the other holders of Charter Common Stock to sell, exchange or otherwise dispose of a number of shares of Magna Common Stock received by such holders in the Merger that would reduce such holders' ownership of Magna Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding Charter Common Stock as of the same date. For purposes of this representation, shares of Charter Common Stock exchanged for cash or other property, or cash in lieu of fractional shares of Magna Common Stock, will be treated as outstanding as of the Effective Time. Moreover, all shares of Charter Common Stock and shares of Magna Common Stock held by Charter stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Time will be taken into account in making this representation.

         (5) The assumption by Merger Sub of the liabilities of Charter, and the acquisition by Merger Sub of the assets of Charter which are subject to liabilities, pursuant to the Merger is for a bona fide business purpose, and the principal purpose for such assumption of liabilities and acquisition of assets subject to liabilities is not the avoidance of federal income tax on the transfer of such assets.

         (6) Neither Magna nor Merger Sub has any plan or intention to sell, exchange, distribute, transfer or otherwise dispose of, except in the ordinary course of business and except for transfers permitted by Section 368(a)(2)(C) of the Code, any of Charter's assets to be acquired in the Merger. It is the intention of the management of Merger Sub to continue the historic business of Charter or to use a significant portion of Charter's historic business assets in a business following the Merger.

         (7) Magna, Charter and the stockholders of Charter will each pay their own expenses incurred in connection with the Merger.

         (8) Prior to the Merger, Magna will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

         (9) In the Merger, shares of Charter stock representing control of Charter, as defined in Section 368(c) of the Code, will be exchanged solely for voting common stock of Magna. For purposes of this representation, Charter stock exchanged for cash or other property originating with Magna will be treated as outstanding Charter stock at the Effective Time.

         (10) Neither Magna nor any of its subsidiaries has paid or will pay (or has reimbursed or will reimburse), directly or indirectly, any expenses incurred by any holder of Charter Common Stock in connection with the transactions contemplated by the Agreement; and none of them has agreed to assume or will directly or indirectly assume any expense or other liability, whether fixed or contingent, of any holder of Charter Common Stock.

         (11) Neither Magna nor Merger Sub is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code or a real estate investment trust within the meaning of Section 856 of the Code.

         (12) Neither Magna nor Merger Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (13) The payment of cash to Charter stockholders in lieu of fractional shares of Magna Common Stock will not be separately bargained for consideration, but will be undertaken solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares. The total cash consideration that will be paid to Charter stockholders in lieu of fractional shares of Magna Common Stock will represent less than one percent (1%) of the total consideration issued in the transaction.

         (14) None of the compensation received by any stockholder who is an employee of Charter or any of its subsidiaries represents separate consideration for, or is allocable to, any of his or her Charter Common Stock. None of the Magna Common Stock that will be received by any stockholder who is an employee of Charter or any of its subsidiaries in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement.

         (15) No indebtedness between Magna or any of its subsidiaries, on the one hand, and Charter or any of its subsidiaries, on the other hand, exists or will exist prior to the consummation of the transactions contemplated by the Agreement that (a) was issued or acquired at a discount or (b) will be settled, as a result of any of such transactions, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Section 453 B of the Code) between Magna or any of its subsidiaries, on the one hand, and Charter or any of its subsidiaries, on the other hand, exists or will exist prior to the consummation of the transactions contemplated by the Agreement that will be extinguished as a result thereof.

         (16) During the five-year period ending at the Effective Time, neither Magna nor any affiliate of Magna has owned or owns, beneficially or of record, any stock or securities of Charter or any predecessor thereof or any instruments giving any of them the right to acquire any such stock or securities except as disclosed in the Prospectus Proxy Statement.

         (17) Magna has no plan or intention to redeem or otherwise reacquire any of its stock to be issued in the Merger, except for purchases of stock in the open market in the normal course of business executed through an independent broker in which Magna is not aware of the identity of any seller or in private placement transactions in which the sellers are not former Charter stockholders.

         (18) In the Merger, Merger Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Charter immediately prior to the Effective Time. For purposes hereof, assets used (I) to pay reorganization expenses, (ii) for redemptions and distributions (excluding regular, normal dividends paid by Charter) and (iii) to pay other amounts, if any, incurred in connection with the Merger will be included as assets immediately prior to the consummation of such transaction. For purposes of this representation, the undersigned is relying on the accuracy of representation #20 contained in the Charter Representation Letter of even date herewith.

         (19) Magna has no plan or intention to liquidate Merger Sub, to merge Merger Sub into another corporation, or to sell or otherwise dispose of any stock of Merger Sub

         (20) No stock of Merger Sub will be issued pursuant to the Merger.

         The undersigned agrees to promptly and timely notify Silver, Freedman and Taff, L.L.P. if he has any reason to believe that any of the above representations are untrue, incorrect or incomplete.

         This Representation Letter is hereby executed on the day ____ of January, 1998.



                                             By:
                                             Title: